Exhibit (b)(6)

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of OCTOBER 1, 2010 (the “Effective Date”), is by and among CONTRAN CORPORATION (“Contran”); the institutions named herein as lenders (individually a “Lender” and collectively the “Lenders”); and PLAINSCAPITAL BANK, in its capacity as agent for the Lenders (the “Administrative Agent”) and as the L/C issuer, sole lead arranger and bookrunner for the credit facilities described in this Agreement (defined below).

RECITALS

A.            Contran, the Lenders and Administrative Agent entered into that certain CREDIT AGREEMENT dated as of OCTOBER 2, 2009 (as amended, renewed and restated from time to time, the “Agreement”), pursuant to which the Lenders agreed to make certain credit facilities available to Contran on the terms and conditions set forth therein.

B.           Guarantor (as defined on the signature page hereto), Administrative Agent and First Southwest Company (“First Southwest”) entered into that certain SECURITIES ACCOUNT CONTROL AGREEMENT dated as of AUGUST 24, 2010 (such agreement is referenced herein, and a copy of such agreement is attached hereto as Exhibit A, solely for ease of reference for the parties), in order to establish First Southwest as a custodian of certain pledged collateral of Guarantor securing the credit facilities under the Agreement.

C.           The parties desire to amend the Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1. Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

2. Extension of and Amendment to Maturity Date.  Section 2.8 of the Agreement is hereby amended in its entirety to read as follows:

2.8           Maturity Date of the Revolving Credit Facility.  On the earlier of (a) SEPTEMBER 30, 2011, or (b) acceleration of the Obligations following an Event of Default, if any, under this Agreement, the Commitments shall terminate.  The earlier of the dates specified in the preceding sentence of this Agreement is referred to in this Agreement as the “Maturity Date.” On the Maturity Date, Contran shall be obligated to pay in full the entire balance of principal, interest, fees, and (except as specified in the following sentence) all other Obligations owed pursuant to the Notes, this Agreement, and the other Loan Documents.  Notwithstanding the foregoing, amounts owed in respect of any Letter of Credit with an expiration date after the Maturity Date that are secured by cash collateral in accordance with the provisions of Section 3.11 or Section 3.12 of this Agreement shall be paid in accordance with the Issuer Documents and this Agreement.

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PLAINSCAPITAL BANK – CONTRAN CORPORATION

3. Conditions Precedent.  The obligations of the Lenders and Administrative Agent under this Amendment shall be subject to the condition precedent that Contran shall have executed and delivered to Lender this Amendment and such other documents and instruments incidental and appropriate to the transaction provided for herein as any Lender, Administrative Agent or their counsel may reasonably request.

4. Ratifications.  Except as expressly modified and superseded by this Amendment, the Loan Documents are ratified and confirmed and continue in full force and effect.  The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.  The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Without limiting the generality of the foregoing, Contran hereby ratifies and confirms that all liens heretofore granted to Administrative Agent, on behalf of the Lenders, were intended to, do and continue to secure the full payment and performance of the Obligations.  Contran agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Administrative Agent may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Administrative Agent and the Lenders in respect of all present and future collateral.

5. Representations, Warranties and Confirmations.  Contran hereby represents and warrants to each Lender and Administrative Agent that (a) this Amendment and the other Loan Documents have been duly executed and delivered by Contran, are valid and binding upon Contran and are enforceable against Contran in accordance with their terms, except as limited by any applicable bankruptcy laws, (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Contran of this Amendment or any other Loan Document, and (c) the execution, delivery and performance by Contran of this Amendment and any other Loan Documents do not require the consent of any other person and do not and will not constitute a violation of any laws, agreements or understandings to which Contran is a party or by which Contran is bound.

6. Multiple Counterparts.  This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement.  Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile of any such executed signature page shall be valid as an original.

7. Reference to Agreement.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to the Agreement shall mean and refer to the Agreement as amended hereby.

8. Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

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PLAINSCAPITAL BANK – CONTRAN CORPORATION

9. Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

10. Release and Indemnification.  As a material inducement to each Lender and Administrative Agent to enter into this Amendment, Contran hereby fully, finally, and absolutely and forever releases and discharges each Lender and Administrative Agent and its present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Contran, whether now known or unknown to Contran, and whether contingent or matured (a) in connection with any and all obligations owed or owing to the Lender under or in respect of the Agreement, the Loan Documents, or the actions or omissions of Lender in respect of the Agreement and the Loan Documents; and (b) arising from events occurring prior to the date of this Amendment.

NOTICE OF FINAL AGREEMENT

THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

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PLAINSCAPITAL BANK – CONTRAN CORPORATION

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

PLAINSCAPITAL BANK, as Administrative Agent and as a Lender By : /s/J. Bart Bearden J. Bart Bearden Executive Vice President	CONTRAN CORPORATION By : /s/John A. St. Wrba John A. St. Wrba Vice President and Treasurer
CONSENT TO AND CONFIRMATION OF GUARANTY

To induce Lender to execute the foregoing Amendment, the undersigned guarantor (“Guarantor”) (a) agrees and consents to the execution and delivery of the Agreement and the terms thereof; (b) ratifies and confirms that all guaranties and assurances granted, conveyed or otherwise provided to Lender under the Loan Documents, including, but not limited to that certain GUARANTY AGREEMENT dated as of OCTOBER 2, 2009 (as the same may have been amended, modified or restated from time to time, the “Guaranty”), are not released, diminished, impaired, reduced, or otherwise adversely affected by the Amendment; (c) confirms and agrees that the Guaranty continues to guarantee and assure the payment and performance of Indebtedness in accordance with its terms; (d) agrees to perform such acts and duly authorize, execute, acknowledge and deliver such additional guarantees, assurances and other documents, instruments and agreements as Lender may reasonably deem necessary or appropriate in order to create, perfect, preserve and protect those guaranties and assurances; and (e) waives notice of acceptance of this consent and confirmation, which consent and confirmation binds Guarantor and Guarantor’s successors and assigns and inures to Lender and its successors and assigns.  The terms, conditions and provisions of the Guaranty (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, as if stated verbatim herein.

Guarantor acknowledges and agrees that (a) notwithstanding the conditions to effectiveness set forth in this Amendment, Guarantor is not required by the terms of the Agreement or any other Loan Document to consent to the Amendment, and (b) nothing in the Amendment, or any other Loan Document shall be deemed to require the consent of Guarantor to any future waivers, amendments or modifications to the Loan Documents.

EXECUTED as of the date first written above.

VALHI HOLDING COMPANY

By:           /s/John A. St. Wrba
John A. St. Wrba
Vice President and Treasurer

FIRST AMENDMENT TO CREDIT AGREEMENT – PAGE 4
PLAINSCAPITAL BANK – CONTRAN CORPORATION

Exhibit A
Securities Account Control Agreement

SECURITIES ACCOUNT CONTROL AGREEMENT

THIS SECURITIES ACCOUNT CONTROL AGREEMENT, dated as of AUGUST 24, 2010 (as amended, modified or restated from time to time, this “Agreement”), is by and among PLAINSCAPITAL BANK, a Texas state bank, with an address at 2911 Turtle Creek Boulevard, Suite 1300, Dallas, Texas  75219 (together with its successors and assigns, “Administrative Agent”); VALHI HOLDING COMPANY, a Delaware corporation (“Valhi Holding”), with an address at 5430 Lyndon B Johnson Freeway, Suite 1700. Dallas, Texas 75240-2620; and FIRST SOUTHWEST COMPANY, with an address at 325 N. St. Paul, Suite 500, Dallas, TX  75201 (“Intermediary”).

PREAMBLE

WHEREAS, Valhi Holding has granted to Administrative Agent for the benefit of the Lenders (as defined in the Credit Agreement) a security interest in (a) the Pledged Shares, (b) the Collateral Account and all investments and investment property therein, (c) all rights and privileges of Valhi Holding with respect to the Pledged Shares (including, without limitation, all representations, warranties, registration rights, and other undertakings of any person inuring to the benefit of Valhi Holding in respect thereof) and the Collateral Account, (d) all non-cash dividends and all other payments and distributions hereafter made on or with respect to the Pledged Shares and, following the occurrence and during the continuation of a Default or an Event of Default (as such terms are defined in the Credit Agreement), all cash dividends paid on the Pledged Shares and all interest paid on the Collateral Account, and (e) all proceeds of any or all of the foregoing (whether the same arise or are acquired before or after the commencement of a Proceeding in which Valhi Holding is a debtor); and

WHEREAS, the parties are entering into this Agreement to perfect Administrative Agent’s security interest in the Collateral pursuant to that certain PLEDGE AND SECURITY AGREEMENT (as amended, modified or restated from time to time, the “Pledge Agreement”) dated as of OCTOBER 2, 2009, between Valhi Holding and Administrative Agent;

NOW THEREFORE, for valuable consideration the receipt and adequacy of which are hereby acknowledged, Administrative Agent and Valhi Holding hereby agree, and hereby direct Intermediary to act in accordance with the following terms:

1.           Use Of Terms. Terms defined in the Uniform Commercial Code of the State of Texas, as amended from time to time (the “UCC”), shall have the same meanings in this Agreement as in the UCC, unless such terms are otherwise defined herein. However, no amendment to the UCC adopted after the date hereof shall limit any rights of Intermediary or Administrative Agent hereunder.  This Agreement shall be governed by the internal laws of the State indicated above in this Section without reference to the conflict of laws principles of the laws of such State. As used in this Agreement, unless otherwise specified: the term “person” includes both natural persons and organizations; the term “including” means “including without limitation;” the term “days” means “calendar days”; and terms such as “herein,” “hereof” and words of similar import refer to this Agreement as a whole. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the others.  Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to sections or provisions without reference to the document in which they are contained are references to this Agreement.  Capitalized terms not otherwise defined herein shall have the same meanings as the Pledge Agreement.  By execution and delivery of this Agreement, Administrative Agent and Valhi Holding agree that the term “Collateral Account” as used in the Pledge Agreement for purposes of this Agreement and the Pledge Agreement shall mean and include the securities account identified on Schedule 2(a) of this Agreement.

2.           Accounts.  Intermediary represents, warrants or agrees, as applicable, in favor of Administrative Agent that:

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PLAINSCAPITAL BANK – CONTRAN CORPORATION

(a) Intermediary serves as custodian for the Collateral Account set forth on Schedule 2(a) for Valhi Holding in the name of PLAINSCAPITAL BANK FOR THE BENEFIT OF VALHI HOLDING COMPANY (together with any successor or replacement accounts, individually and collectively, and also, unless the context requires otherwise, together with such other Collateral as now or hereafter held in such accounts, individually an “Account” and collectively, the “Accounts”).  Upon execution and delivery of this Agreement, Intermediary shall mark its records relating to each Account so as to disclose Administrative Agent’s security interest and shall reflect the pledged nature of such Account to PLAINSCAPITAL BANK, in the styling of each Account and on Intermediary’s books and records.

(b) Intermediary is not aware: (i) of any claim to or interest in any Account except for claims and interests of the parties hereto; or (ii) that any third party has a right to give an entitlement order regarding any other Collateral.

3.           Direct Holdings Of Certificated And Uncertificated Securities or Bonds.

(a)          This Section applies to: (i) certificated securities or bonds (if any) in any Account registered in the name of, payable to the order of, or specially indorsed to Valhi Holding, and which have not been subsequently endorsed to Intermediary or in blank; and (ii) uncertificated securities or bonds (if any) therein which are registered in Valhi Holding’s name on the issuer’s books.  This Section supplements any actions by or rights of Intermediary pursuant to any agreement between Intermediary and Valhi Holding governing any Account.

(b)          As to any such certificated bonds or securities in any Account:

(i)           Valhi Holding agrees to deliver to Intermediary the related certificates and to execute and deliver to Intermediary stock or bond powers in blank plus other related documents, all in such form as Administrative Agent or Intermediary request.

(ii)           Administrative Agent and Intermediary may at any time take such other actions as they deem necessary or appropriate, including: (A) appointment of sub-agents or depositories to retain physical possession of  such certificates, which may in Administrative Agent’s discretion be held  in the name of Administrative Agent, any such sub-agent or depository, or any nominee of the foregoing; (B) transferring such certificates into a “pledge position” or the like at any such sub-agent or depository; and (C) exchanging certificates for certificates of smaller or larger denominations.

(c)           As to any such uncertificated securities or bonds in any Account:

(i)           Valhi Holding agrees to execute and deliver, and to cause the issuer of such uncertificated securities to execute and deliver, to Administrative Agent a control agreement in such form as Administrative Agent may require, in addition to this Agreement.

(ii)           Administrative Agent and Intermediary may at any time cause such securities or bonds to be registered in Intermediary’s name.

(d)           Without limiting Administrative Agent’s and Intermediary’s rights under Sections 3(a)-(c) or any other provision hereof or of the Pledge Agreement regarding any Account: (i) Valhi Holding agrees (and authorizes Administrative Agent and Intermediary) to take or cause to be taken such actions, and execute or cause to be executed such documents and instruments, in connection with Administrative Agent’s security interest in such certificated and uncertificated securities or bonds as Administrative Agent or Intermediary may reasonably require; and (ii) Valhi Holding hereby appoints Administrative Agent and Intermediary as Valhi Holding’s attorneys-in-fact, which appointment is and shall be deemed to be irrevocable and coupled with an interest, for purposes of performing acts and signing and delivering any document or instrument on behalf of Valhi Holding in order to effectuate this Section.  Valhi Holding immediately will reimburse Administrative Agent and Intermediary for all reasonable expenses so incurred. Valhi Holding directs the issuers of, or any depository, registrar, transfer agent or similar party with respect to any of, such securities to accept the provisions hereof (without inquiry of any kind) as conclusive evidence of the right of Administrative Agent and Intermediary to take any action referenced above, and agrees to hold them harmless for doing so, notwithstanding any notice or direction to the contrary previously or hereafter given by Valhi Holding or any other person.

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(e)           Even if under the UCC or other applicable law Valhi Holding is treated as holding such certificated and uncertificated securities directly rather than as having a security entitlement with respect thereto: (i) Valhi Holding shall be deemed to have directed Intermediary to, and Intermediary acknowledges and agrees that it does and will, hold all such securities and any certificates or other documents and instruments representing them for the benefit of Administrative Agent; and (ii) such securities shall be subject to the other terms hereof, as in the case of other Account Assets.

4.           Control. Intermediary agrees to comply with all entitlement orders originated by Administrative Agent as to each Account without further consent by any Valhi Holding.  In this Agreement “entitlement order” means a notice from a party directing Intermediary to transfer to such party or to redeem for such party’s benefit any cash, security or other asset included in an Account.  As to any commodities constituting part of any Account, Administrative Agent agrees to apply any value distributed on any commodity contract as directed by Administrative Agent without further consent of any Valhi Holding.

5.           Subordination By Intermediary; No Margin Or Third-Party Loans Or Liens. Intermediary subordinates in favor of Administrative Agent any security interest, lien or right of setoff Intermediary may have, now or in the future, against any Account or Account Assets, except that Intermediary will retain its prior lien on the Accounts to secure payment for assets purchased for the Accounts and normal commissions and fees for the Accounts. Intermediary agrees not to consent to or effect or permit any margin or other borrowing against any Account except from Administrative Agent. Intermediary will not agree with any third party that Intermediary will comply with entitlement orders originated by the third party as to any Account.

6.           Account Activity.

(a)            Until Administrative Agent delivers to Intermediary a “Notice of Exclusive Control” (as defined below), and following Intermediary’s receipt of written instructions from Administrative Agent to rescind such Notice of Exclusive Control:

(i)           Valhi Holding will have full authority to exercise voting rights with respect to Account Assets;

(ii)           Valhi Holding may trade Account Assets within any Account; and

(iii)           Intermediary shall if Valhi Holding requests remit to Valhi Holding, and Valhi Holding may receive and retain, interest and regular cash dividends on Account Assets.

Notwithstanding the foregoing portion of this Section 6(a), Valhi Holding may not terminate or re-title any Account except as expressly set forth in Section 2(a).

(b)            Except with the prior consent of Administrative Agent, Intermediary will not comply with any entitlement order, request for withdrawal or other direction originated by Valhi Holding that would: (i) require Intermediary to make a free delivery of Account Assets to Valhi Holding or any other person; or (ii) result in a withdrawal or distribution from any Account except of interest and regular cash dividends.  Nothing in this Agreement shall, however, prohibit Intermediary from withdrawing from any Account, any fees to which Intermediary is entitled, any applicable commissions or any similar charges relating to the Account.

(c)           Administrative Agent may at any time give Intermediary a notice that Administrative Agent will exercise exclusive control over any Account (each, a “Notice of Exclusive Control”) in the form of Exhibit A or another form acceptable to Intermediary.  Upon receipt of a Notice of Exclusive Control, and until Administrative Agent shall have provided written instructions to Intermediary to rescind such Notice of Exclusive Control:

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PLAINSCAPITAL BANK – CONTRAN CORPORATION

        (i)           Intermediary will stop: (A) complying with any exercise by Valhi Holding of voting rights with respect to any Account; (B) complying with trading instructions from Valhi Holding with respect to any Account, and (C) distributing to Valhi Holding interest and regular cash dividends on Account Assets; and

(ii)           Administrative Agent may exercise any and all trading, withdrawal, distribution, voting and other rights with respect to each Account.

7.           Account Information. Intermediary will send copies of statements for each Account simultaneously to the respective Valhi Holding and Administrative Agent, and will promptly provide Administrative Agent such other information concerning any Account as Administrative Agent may request. Intermediary will use reasonable efforts to notify Administrative Agent and the respective Valhi Holding promptly if any other person claims that it has a property or security interest in any Account.

8.           Intermediary Responsibility.

(a)           Except for permitting a withdrawal, delivery or payment in violation of this Agreement, Intermediary will not be liable to Administrative Agent for complying with entitlement orders from Valhi Holding that are received by Intermediary before Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control (which period shall not exceed TWO (2) business days). Intermediary will not be liable to Valhi Holding for complying with a Notice of Exclusive Control, entitlement order or other direction originated by Administrative Agent, even if Valhi Holding notifies Intermediary that Administrative Agent is not legally entitled to issue the entitlement order, Notice of Exclusive Control or other direction. Intermediary need not investigate whether Administrative Agent is entitled to give an entitlement order, Notice of Exclusive Control or other direction.

(b)           Intermediary shall not: (i) be deemed to have knowledge of an event that would entitle Administrative Agent to exercise exclusive control over any Account until the Intermediary has received a Notice of Exclusive Control; (ii) be responsible for the use that Valhi Holding or Administrative Agent makes of any withdrawn assets or funds; or (iii) be required to monitor the value of any Account.

(c)            Intermediary may disregard any and all notices or instructions received from any source except only such notices or instructions as are specifically provided for in this Agreement.  If Intermediary believes in good faith that any property held pursuant to this Agreement is subject to any order, judgment, decree, injunction, notice of levy or other request for transfer of funds from a tax authority,  or other judicial or administrative process (individually and collectively, a “Government Order”), Intermediary may comply with any such Government Order without liability to any person, even though: (i) such Government Order may later be cancelled, released, reversed, modified, vacated or the like; and (ii) Intermediary has received a Notice of Exclusive Control.

(d)           Intermediary shall not be responsible for any losses incurred in, or tax or other consequences of, liquidating securities or other property to satisfy a distribution request hereunder, or in taking any other action permitted to Intermediary hereunder.

(e)           Intermediary shall be fully protected in relying without investigation upon any notice, demand, certificate or other document it in good faith believes to be genuine, as to the truth and accuracy of the statements made therein, the identity and authority of the persons executing the same and the validity of any signature thereon. Intermediary may consult inside or outside counsel of its own choosing regarding its duties in connection herewith, and reliance on the advice of such counsel shall fully protect Intermediary.

(f)            In addition to and not in limitation of the provisions of Section 9 below, Intermediary shall not be liable for any act taken or omitted by it under this Agreement in good faith and in the exercise of its own commercially reasonable judgment. Intermediary shall not be: (i) liable to any person for punitive, special, indirect or consequential damages of any kind, even if advised of the possibility thereof; or (ii) responsible for any delay in performance, or non-performance, of any obligation hereunder to the extent that the same is due to circumstances beyond its control or constituting force majeure at law or in equity, including equipment or communication malfunction.

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PLAINSCAPITAL BANK – CONTRAN CORPORATION

9.           INDEMNITY. TO INDUCE INTERMEDIARY TO ENTER INTO THIS AGREEMENT, VALHI HOLDING AGREES TO RELEASE AND HOLD HARMLESS INTERMEDIARY AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS (COLLECTIVELY, THE “INTERMEDIARY PARTIES”), FROM AND AGAINST ANY CLAIMS, LOSSES, ARISING OUT OF OR RELATING IN ANY WAY TO ANY ACTUAL OR ALLEGED ACTION OR FAILURE TO ACT ON THE PART OF ANY INTERMEDIARY PARTY IN CONNECTION WITH THIS AGREEMENT.  VALHI HOLDING FURTHER AGREES TO INDEMNIFY THE INTERMEDIARY PARTIES AGAINST ALL CLAIMS, LOSSES, LIABILITIES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND DISBURSEMENTS), ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH ARE CAUSED BY INTERMEDIARY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  IN ADDITION, TO INDUCE INTERMEDIARY TO ENTER INTO THIS AGREEMENT, ADMINISTRATIVE AGENT AGREES TO INDEMNIFY THE INTERMEDIARY PARTIES AGAINST ALL CLAIMS, LOSSES, LIABILITIES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND DISBURSEMENTS) ARISING OUT OF ANY OF THEIR ACTUAL OR ALLEGED ACTIONS OR FAILURES TO ACT PURSUANT TO THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH ARE CAUSED BY INTERMEDIARY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

10.           Termination. Administrative Agent may terminate this Agreement by notice to Intermediary and Valhi Holding. Intermediary may terminate this Agreement and close any Account on at least THIRTY (30) days’ prior notice to Administrative Agent and Valhi Holding, whereupon Intermediary shall transfer all assets in the Accounts to Administrative Agent or as Administrative Agent directs in writing. Sections 8 and 9 hereof entitled “Intermediary Responsibility” and “Indemnity” will survive any termination of this Agreement.  Until the Secured Obligations has been indefeasibly paid and fully satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and the commitments of Administrative Agent under the Credit Agreement have been terminated, Administrative Agent shall be entitled to retain the security interests in the Collateral granted under the Pledge Agreement and shall have the ability to exercise all rights and remedies available to Administrative Agent under the Credit Agreement and applicable laws.  Upon the indefeasible payment and full satisfaction of the Secured Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and the termination of the commitments of Administrative Agent under the Credit Agreement, Administrative Agent shall, at the expense of Contran and within FIVE (5) business days, release its lien and security interest in the Collateral.

11.           Entire Agreement; This Prevails Over Account Agreement. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. No amendment hereto or waiver of a right hereunder will be binding unless it is in writing and signed by the party to be charged.  This Agreement shall prevail to the extent of any conflict or inconsistency over any account or other agreement between Intermediary and Valhi Holding pertaining to any Account.

12.           Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made TWO (2) business days after a record has been deposited in the mail, postage prepaid, or ONE (1) business day after a record has been deposited with a recognized overnight courier, charges prepaid or to be billed to the sender, or on the day of delivery if delivered manually with receipt acknowledged, in each case addressed or delivered to each party to its address set forth in the preamble hereto, or to such other address as may be hereafter designated in writing by the respective parties hereto by a notice in accord with this Section.

           13.           Miscellaneous. To the extent a provision hereof is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted. This Agreement shall bind and inure to the benefit of  the parties and their respective heirs, trustees (including successor and replacement trustees), executors, personal representatives, successors and assigns, except that neither Valhi Holding nor Intermediary may transfer or assign any rights or obligations hereunder without the prior written consent of Administrative Agent. If there shall be more than one person or entity constituting Valhi Holding, each of them shall be primarily, jointly and severally liable for all obligations of Valhi Holding hereunder. This Agreement may be executed in TWO (2) or more counterparts, and  by each party on separate counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

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PLAINSCAPITAL BANK – CONTRAN CORPORATION

14.           WAIVER OF JURY TRIAL. VALHI HOLDING, ADMINISTRATIVE AGENT AND INTERMEDIARY HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THEY OR ANY OF THEM MAY HAVE TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG VALHI HOLDING, ADMINISTRATIVE AGENT AND/OR INTERMEDIARY ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN ADMINISTRATIVE AGENT, VALHI HOLDING, AND/OR INTERMEDIARY.  NO PARTY HERETO MAY SEEK OR RECOVER PUNITIVE DAMAGES IN ANY PROCEEDING BROUGHT UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT TO EXTEND CREDIT SUPPORTED BY THE ACCOUNT ASSETS.

NOTICE OF FINAL AGREEMENT

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

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PLAINSCAPITAL BANK – CONTRAN CORPORATION

EXECUTED as of the date first written above.

VALHI HOLDING:

VALHI HOLDING COMPANY

By:                  /s/John A. St. Wrba
Name:            John A. St. Wrba
Title:              Vice President - Treasurer
INTERMEDIARY:

FIRST SOUTHWEST COMPANY

By:                 /s/Don Karas
Name:           Don Karas
Title:             Senior Vice President

ADMINISTRATIVE AGENT:

PLAINSCAPITAL BANK

By:                /s/Ronald C. Berg
Name:         Ronald C. Berg
Title:           President – Turtle Creek

AGREED AND CONSENTED to as of the date first written above.

CONTRAN CORPORATION

By:                  /s/John A. St. Wrba
Name:            John A. St. Wrba
Title:              Vice President - Treasurer

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PLAINSCAPITAL BANK – CONTRAN CORPORATION

EXHIBIT A
SAMPLE OF NOTICE OF EXCLUSIVE CONTROL

Date:           _________________

To:           INTERMEDIARY NAME] (“Intermediary”)
INTERMEDIARY ADDRESS AS PROVIDED IN CONTROL AGREEMENT]

Re:	Account number _____________ owned by ______________________________(“Valhi Holding”) and pledged to PLAINSCAPITAL BANK (“Administrative Agent”)

Dear Sir or Madame:

This is to notify Intermediary that the above-referenced pledged securities account and all assets therein (“Account”) are now under the exclusive control of Administrative Agent. Intermediary is hereby instructed to stop: (A) complying with any exercise by Valhi Holding of voting or other rights with respect to the Account; (B) complying with trading instructions from Valhi Holding with respect to the Account, and (C) distributing to Valhi Holding interest and regular cash dividends on assets in the Account.  Administrative Agent warrants to Intermediary that this Notice of Exclusive Control is authorized.

Very truly yours,

PLAINSCAPITAL BANK

By:                _________________________________________
Name:           _________________________________________
Title:             _________________________________________

cc: Valhi Holding and Contran Corporation

SECURITIES ACCOUNT CONTROL AGREEMENT – PAGE 8
PLAINSCAPITAL BANK – CONTRAN CORPORATION

SCHEDULE 2(a)
ACCOUNTS

First Southwest Company Account No. 22316148

SECURITIES ACCOUNT CONTROL AGREEMENT – PAGE 9
PLAINSCAPITAL BANK – CONTRAN CORPORATION